UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014 (February 27, 2014)

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Items 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the date indicated below, Inland Real Estate Income Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”) acquired the following property. For purposes of this table, dollar amounts are stated in thousands, except for per square foot amounts:

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remain- ing Lease Term in Years	Econ- omic Occu- pancy (3)	Phy- sical Occu- upancy

North Hills Square Shopping Center	2/27/14	63,829	$11.05	6.59%	$763	$12.19	7 years	98.1%	98.1%
-- Coral Springs, FL

(1) We determine capitalization rate, or “cap rate,” by dividing the property’s annualized net operating income (“NOI”), existing at the date of acquisition, by the contract purchase price of the property paid at the date of acquisition (excluding amounts payable under earnout agreements as of the date of acquisition). NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.
(2) Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases at the time of acquisition, including any tenant concessions, such as rent abatement or allowances, that may have been granted.
(3) As used herein, economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased.

 North Hills Square Shopping Center. On February 27, 2014, we, through IREIT Coral Springs North Hills, L.L.C., a wholly owned subsidiary formed for this purpose, acquired a fee simple interest in a 63,829 square foot retail center consisting of two single tenant buildings and one multi-tenant building, known as North Hills Square Shopping Center, located in Coral Springs, Florida, and anchored by a Wal-Mart Neighborhood Market. We purchased this property from AM Coral Springs, LLC, an unaffiliated third party, for approximately $11.05 million in cash, plus closing costs. The seller had entered into an agreement with IREIT Business Manager & Advisor, Inc. which it assigned to us at closing. We funded the purchase price at the closing with proceeds from our offering. We expect to pay our Business Manager an acquisition fee of approximately $166,000 based on the purchase price of approximately $11.05 million. We expect to fund the acquisition fee from offering proceeds. The capitalization rate for this property was approximately 6.59%.

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Among the items we considered in determining whether to acquire the North Hills Square Shopping Center included, but were not limited to, the following:

•	The property is anchored by a Wal-Mart Neighborhood Market, which includes a grocery component.
•	The property is 98.1% occupied.
•	We believe the property is well situated in Coral Springs, Florida. The property is situated approximately 15 miles southwest of Boca Raton and 24 miles northwest of Fort Lauderdale. Within a three mile radius of the property the current population is over 122,000, with an average household income of approximately $93,000 per year.
•	North Hills Shopping Center is located on University Drive, a major thoroughfare in the area.

As of the date of this report, North Hills Square Shopping Center was 98.1% occupied and leased to seven tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately seven years. Wal-Mart is the only tenant occupying greater than 10% of the total gross leasable area of the property. Wal-Mart, a multinational retail corporation, leases 52,024 square feet, or approximately 81.5% of the total gross leasable area of the property, and pays annual base rent of approximately $520,240, or approximately 68.1% of the total annual base rent of the property. Wal-Mart’s lease expires in January 2022, and there are ten five – year renewal options, which may be exercised at the option of Wal-Mart as set forth in the lease. The other tenants leasing at least 2,000 square feet are Wendy’s and Manhattan Bagel.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2014 through 2023, and the approximate rentable square feet represented by the applicable lease expirations, at the property.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2014	-	-	-	-
2015	1	1,600	32,415	4.2%
2016	-	-	-	-
2017	1	3,000	78,675	10.6%
2018	3	4,205	115,104	17.3%
2019	1	1,800	29,700	5.4%
2020	-	-	-	-
2021	-	-	-	-
2022	1	52,024	520,240	100.0%
2023	-	-	-	-
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The table below sets forth certain historical information with respect to the occupancy rate at the property for each of the last five years, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31*	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2013	95.3%	$12.06
2012	95.3%	$11.87
2011	94.0%	$12.00
2010	94.0%	$12.00
2009	89.7%	$11.60

We believe that the property is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements. There are 13 competitive shopping centers located within approximately three miles of the property.

Real estate taxes assessed for the fiscal year ended December 31, 2013 were approximately $192,400. The amount of real estate taxes assessed was calculated by multiplying the property’s assessed value by a tax rate of approximately 2.067% plus the assessed amount for fire and drainage services. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Agreement for Purchase and Sale, made and entered into as of November 18, 2013, between AM CORAL SPRINGS, LLC and IREIT BUSINESS MANAGER & ADVISOR, INC.

	10.2	Assignment and Assumption of Purchase and Sale Agreement, made and entered into as of February 27, 2014 by IREIT Business Manager & Advisor, Inc. and IREIT Coral Springs North Hills, L.L.C.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	March 5, 2014	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement for Purchase and Sale, made and entered into as of November 18, 2013, between AM CORAL SPRINGS, LLC and IREIT BUSINESS MANAGER & ADVISOR, INC.

10.2	Assignment and Assumption of Purchase and Sale Agreement, made and entered into as of February 27, 2014 by IREIT Business Manager & Advisor, Inc. and IREIT Coral Springs North Hills, L.L.C.

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